Exhibit 99.1

Link Resources Announces Corporate Name Change to
Bohai Pharmaceuticals Group, Inc.

Company Working to Change Stock Symbol

FOR IMMEDIATE RELEASE — YANTAI, CHINA – February 1, 2010 - Link Resources, Inc. (OTCBB: LNKR) today announced that the company has changed its corporate name to Bohai Pharmaceuticals Group, Inc. (“Bohai”).

The name change, which was undertaken via a short form merger which occurred on January 29, 2010 between the company and a newly formed, wholly-owned Nevada subsidiary of the company, will be effective immediately.

This action follows the January 5, 2010 completion of the company’s share exchange transaction and concurrent US$12 million private placement pursuant to which the company acquired the parent company of Yantai Bohai Pharmaceuticals Group Co., Ltd.  Based in Yantai, Shandong Province, China, Bohai is engaged in the production, manufacturing and distribution of traditional Chinese herbal medicines, including capsules and other products, in China.

The company’s common stock will temporarily remain listed for quotation on the OTC Bulletin Board under the current symbol (LNKR) until new a symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA).  The company will publicly announce the effective date of the symbol change.

“We are pleased to have completed our corporate name change to Bohai Pharmaceuticals Group, Inc. and believe that this new name properly reflects our primary business operations in China’s traditional Chinese medicine market,” stated Mr. Hongwei Qu, President and Chief Executive Officer of Bohai.  “We look forward to sharing future corporate developments with our shareholders.”

About Bohai Pharmaceuticals Group, Inc.

Based in the city of Yantai, Shandong Province, China, Bohai Pharmaceuticals Group, Inc. is engaged in the production, manufacturing and distribution of herbal pharmaceuticals based on traditional Chinese medicine in China.  Bohai’s medicines address common health problems such as rheumatism, rheumatoid arthritis, respiratory diseases, viral infections, gynecological diseases and cardio vascular issues.  Bohai’s products are sold either by prescription through hospitals or Over the Counter through local pharmacies and retail drug store chains.  Sales and distribution are managed and executed by about 260 sales representatives located in 20 offices throughout China as of November 2009.  Two of Bohai’s lead products, Tongbi Capsules and Tablets and Lung Nourishing Cream, are eligible for reimbursement under China’s National Medical Insurance Program.  In fiscal year ended June 30, 2009, these two products accounted for more than 50% of Bohai’s revenues.

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of representatives of Bohai Pharmaceuticals Group, Inc. (the “Company”) related thereto contain, or may contain, among other things, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact included herein are “forward-looking statements,” including any other statements of non-historical information.  These forward-looking statements are subject to significant involve known and unknown risks and uncertainties ad are often identified by the use of forward-looking terminology such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov).  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors.  The Company undertakes no duty to update these forward-looking statements except as required by law.

Contact:

Trilogy Capital Partners - Asia
Darren Minton, Executive Vice President
Toll-free: 800-592-6067
info@trilogy-capital.com